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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Thompson Creek Metals Company Inc. of our report dated March 19, 2009 relating to the consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 2008, which appear in Thompson Creek Metals Company Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Vancouver, British Columbia
September 8, 2011

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM